                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MED/WASTE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3)  Filing Party:

     ---------------------------------------------------------------------------
     (4)  Date Filed:

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

                                MED/WASTE, INC.
                            6175 N. W. 153RD STREET
                           MIAMI LAKES, FLORIDA 33014
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 10, 2000

To the Stockholders of Med/Waste, Inc.

     NOTICE is hereby given that the Annual Meeting of Stockholders of Med/Waste, Inc., a Delaware corporation (the "Company") will be held at the Hotel Intercontinental, 100 Chopin Plaza, Miami, Florida 33131, on Monday, July 10, 2000 at 1:00 P.M., for the following purposes:

          1. To elect two Class II and three Class III Directors for terms of two and three years respectively.

          2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     These items are fully discussed in the following pages, which are made a part of this notice. Only stockholders of record at the close of business on May 15, 2000 shall be entitled to receive notice of, and to vote at, the Annual Meeting, or any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders at the offices of the Company for ten (10) days prior to the Annual Meeting.

     The Company requests that you vote your shares as promptly as possible. Whether or not you expect to attend the Annual Meeting, please vote, date, sign, and return the enclosed proxy as promptly as possible to assure representation of your shares at the meeting. You may revoke your proxy at any time prior to its exercise by written notice to the Company prior to the Annual Meeting, or by attending the Annual Meeting in person and voting.

                                           By Order of the Board of Directors

                                           CARLOS CAMPOS
                                           President/Chief Executive Officer

Miami Lakes, Florida
Dated: June 2, 2000

     YOUR VOTE IS IMPORTANT. ACCORDINGLY YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                MED/WASTE, INC.
                             6175 N.W. 153RD STREET
                           MIAMI LAKES, FLORIDA 33014
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 10, 2000

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to stockholders of Med/Waste, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m., local time, on July 10, 2000 at the Hotel Intercontinental, 100 Chopin Plaza, Miami, Florida, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, Notice of Annual Meeting, and the accompanying Proxy Card are first being mailed to stockholders on or about June 7, 2000 to all common and preferred stockholders of record as of May 15, 2000. At the Annual Meeting, stockholders will be asked to elect three Class II directors and three Class III directors, and to vote on such other matters as may properly come before the Annual Meeting.

     Because many of the Company's stockholders are unable to attend the Annual Meeting in person, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all matters that will come before the Annual Meeting. Stockholders are urged to:

          (1) Read this Proxy Statement carefully;

          (2) Specify their choice on each matter by marking the appropriate box on the enclosed Proxy Card; and

          (3) Sign, date and return the Proxy Card in the enclosed envelope.

     If Proxy Cards are returned properly signed, the shares represented thereby will be voted by the persons named in the Proxy Card, or their substitute, in accordance with the stockholder's directions. If the Proxy Card is signed and returned without instructions marked on it, it will be voted FOR the nominees for Class II and III directors listed on the Proxy; and as recommended by the Board of Directors with respect to any other matters which may properly come before the Annual Meeting. A stockholder must return a signed Proxy Card to permit the proxy holders to vote the shares owned by such stockholder.

     A stockholder granting a proxy may revoke it at any time prior to the Annual Meeting by giving written notice of its revocation to the Company, by submission of another duly executed proxy dated after the Proxy Card to be revoked, or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting by a stockholder who has appointed a proxy will not revoke the prior appointment.

     The Board of Directors has designated Charles J. Simons and Arthur G. Shapiro and each or either of them, as proxies to vote the shares of common and preferred stock solicited on its behalf.

     Only common and preferred stockholders of record as of the close of business on May 15, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On the Record Date, there were issued and outstanding 6,750,129 shares of common stock ("Common Stock") and 31,345 shares of Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to vote on all matters in which the holders of Common Stock are entitled to vote, voting together with the Common Stock without regard to class. Each share of Series A Preferred Stock is presently convertible into approximately 23 shares of Common Stock. The Series A Preferred Stock holders have the number of votes assuming conversion of the Series A Preferred Stock into Common Stock as of the Record Date, or an aggregate of 737,529 shares of Common Stock (the "Common Stock Equivalents").

     Each stockholder is entitled to one vote for each share of Common Stock or Common Stock Equivalents registered in his name on the Record Date for each matter brought before the stockholders at the Annual Meeting. The presence, in person or by proxy, of a majority of the Common Stock and Common Stock Equivalents entitled to vote is required for a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting, all votes "for" or "against," as well as abstentions, will be counted. Broker non-votes will also be counted as present or represented for the purpose of determining whether a quorum is present for the transaction of business.

                             ELECTION OF DIRECTORS

     The Board of Directors is currently divided into three classes, having three year terms that expire in successive years. Directors hold office until the expiration of their respective terms and until their successors are elected or until death, resignation or removal.

     The Company did not hold an annual meeting of stockholders for 1999. Class II directors' terms would have expired at the 1999 Annual Stockholders Meeting. Class III directors' terms expire with the 2000 Annual Meeting of Stockholders. Accordingly, Class II and Class III directors will be elected at the Annual Meeting. However, Class II directors shall serve only until the 2002 Annual Meeting or until their successors are elected. Class III directors will serve until the 2003 Annual Meeting or until their successors are elected.

     The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class II or III directors, be re-elected as Class II or III directors for the terms specified above and until their respective successors are duly elected and qualified, except in the event of their earlier death, resignation or removal. Each of the nominees has consented to serve for the respective terms of such Classes. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve, if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election, in his stead, of such other person as the Board of Directors may recommend.

NOMINEES FOR CLASS II DIRECTOR

     Information regarding the Board's nominees for election as Class II directors is set forth below.

KENDRICK MEEK
DIRECTOR SINCE 1996
AGE 34

     Mr. Meek has been a development representative for the Wackenhut Corporation, a provider of security services. Prior thereto, from March 1994 through November 1994, he was President of F&L Security Services, Inc., a security consulting firm. From March 1989 until March 1994, he was employed by the Florida Highway Patrol, the last three years of which he served as a captain. Mr. Meek has served as a State Representative in the Florida State Legislature since 1994. Mr. Meek is a member of the Compensation and Stock Option Committee.

PATRICK J. MCENANY
DIRECTOR SINCE MARCH 2000
AGE 52

     Mr. McEnany was appointed to the Company's Board of Directors to fill a vacancy created upon the resignation of a prior director. Since March 1999, he has been the Managing Partner of Catalyst Pharmaceutical Partners, a privately owned partnership, which offers consulting and investment banking services to specialty pharmaceutical companies. Previously, from February 1998 until December 1998, Mr. McEnany was the President and Chief Executive Officer of AMDG, Inc. a development stage pharmaceutical company. From January 1991 until April 1997, Mr. McEnany served as Chairman of the Board, President and Chief Executive Officer of Royce Laboratories, then a publicly held company. Royce Laboratories was purchased by Watson Pharmaceuticals, Inc. in April 1997. From April 1997 until February 1998, Mr. McEnany served as

Vice President of Watson Pharmaceuticals, Inc. He serves on the Board of Directors for Thermogenesis Corp., a biopharmaceutical company and several privately-held companies. Mr. McEnany is a member of the Audit Committee.

NOMINEES FOR CLASS III DIRECTOR

     Information regarding the Board's nominees for election as Class III directors is set forth below.

CARLOS CAMPOS
DIRECTOR SINCE 1999
AGE 47

     Mr. Campos has been president and Chief Executive Officer of the Company since June 1999. Prior thereto, he was Executive Vice President and Chief Operating Officer of the Company from January 1999 until March 1999 when he was named Acting Chief Executive Officer. He also was appointed to the Board of Directors in July of 1999. From 1994 to 1999, Mr. Campos was a private investor. Prior thereto from 1989 to 1994, Mr. Campos was the founder, President and CEO of MedX, Inc., a medical waste company based in Florida. MedX was acquired by Attwoods, PLC. in 1987. In 1994, Attwoods, PLC was acquired by Browning-Ferris Industries, Inc.

ARTHUR G. SHAPIRO, M.D., F.A.C.O.G.
DIRECTOR SINCE 1991
AGE 61

     Dr. Shapiro has held an appointment to the University of Miami School of Medicine as a professor of clinical obstetrics and gynecology in the division of reproductive endocrinology since January 1995. From 1985 until 1995, he was engaged in the private practice of medicine. From 1970 until 1983, he was employed by the University of Miami School of Medicine most recently as a professor. He is a graduate of Harvard Medical School and is board certified in obstetrics and gynecology, endocrinology and laser surgery. He is a Fellow in the American College of Obstetrics and Gynecology and has been elected to become a Fellow by the American College of Endocrinology. Dr. Shapiro was the Corporate Medical Director of Home Intensive Care, Inc. and served on its board of directors from 1985 until July 1993. He served as Vice Chairman of Renex Corp., a dialysis provider from 1993 until February 2000, when it was sold to National Nephrology Associates, Inc. Dr. Shapiro is a member of the Executive, Compensation and Stock Option and Nominating Committees.

MILTON J. WALLACE
DIRECTOR SINCE 1991
AGE 64

     Mr. Wallace has been Chairman of the Board of the Company since June 1993. Mr. Wallace has been a practicing attorney in Miami, Florida for over 30 years and is currently a shareholder of the law firm of Wallace, Bauman, Legon, Fodiman, Ponce & Shannon, P.A. He was chairman of the board of directors of Renex Corp., a provider of dialysis services from July 1993 until February 2000, when it was sold to National Nephrology Associates, Inc. Mr. Wallace is a director of Imperial Industries, Inc. a construction materials manufacturer. He is also a director of several private companies. Mr. Wallace is a member of the Company's Executive Committee.

DIRECTORS CONTINUING IN OFFICE

     CLASS I DIRECTORS. The following Class I directors will serve until the 2001 Annual Meeting and until their successors are elected or until death, resignation or removal.

WILLIAM DOLAN, D.D.S.
DIRECTOR SINCE 1993
AGE 74

     Dr. Dolan is a retired dentist and previously maintained a private practice of dentistry for over 30 years until his retirement in 1995. He is a director of the Dade County, Florida Housing Finance Authority.

DOUGLAS HAILEY
DIRECTOR SINCE 1998
AGE 38

     Mr. Hailey has been Vice President of the Investment Banking division of Taglich Brothers, D'Amadeo, Wagner and Company, Inc., a New York-based full service brokerage firm specializing in the microcap segment of the public equities markets since 1994. Prior to joining Taglich Brothers, Mr. Hailey spent five years with Weatherly Financial Group, a small private equity firm that specialized in sponsoring leveraged buyouts. Mr. Hailey holds an MBA in Finance from the University of Texas. Mr. Hailey is a member of the Audit and Nominating Committees.

CHARLES J. SIMONS
DIRECTOR SINCE 1998
AGE 82

     Mr. Simons is the Chairman of the Board of G. W. Plastics, Inc., a plastics manufacturer, and is an independent management and financial consultant. From 1940 to 1981, he was employed by Eastern Airlines, last serving as Vice Chairman, and Executive Vice President. He also serves as a Director of Viragen, Inc., a pharmaceutical manufacturer and a number of private companies. Mr. Simons is Chairman of the Audit Committee and a member of the Executive and Compensation and Stock Option Committees.

DIRECTOR WHOSE TERM IS EXPIRING

     The following Class II director's term expires with the Annual Meeting and is not being renominated.

WILLIAM F. BONHAM
DIRECTOR SINCE 1997
AGE 56

     Mr. Bonham served as the Company's Vice President/Chief Operating Officer from June 1998 until January 1999. From June 1997 until June 1998 he served as the Company's Vice President of Operations. From October 1995 until June 1997, Mr. Bonham was President of Bonham Management Group, Inc. ("BMG") which managed a medical waste autoclave treatment facility. The Company acquired certain assets of BMG on November 1997. Prior thereto, from 1990 to 1995, Mr. Bonham was a Vice President of Bio-Medical Waste, Inc. a medical waste hauling and treatment company.

DIRECTORS' REMUNERATION; ATTENDANCE

     DIRECTORS' COMPENSATION. Directors who are employees of the Company or its subsidiaries do not receive any compensation for their service as members of the Board of Directors. Directors who are not employees of the Company receive an annual retainer of $2,500, payable quarterly and are reimbursed for expenses which may be incurred by them in connection with the business and affairs of the Company. In addition, non-employee directors receive options granted under the Directors' Stock Option Plan ("Directors' Plan") based upon specific criteria set forth in the Directors' Plan. See "Compensation -- Directors Stock Option Plan".

     BOARD ATTENDANCE. The Board of Directors met six (6) times in 1999. In addition, the Board of Directors took action by unanimous written consent once during 1999. Every director attended in excess of

75% of meetings of the Board during 1999, except W. Fred Bonham who attended two meetings, and Kendrick Meek and Michael Recca who each attended four meetings.

COMMITTEES OF THE BOARD

     The Board has established a number of standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each standing committee are described below. Actions taken by any committee of the Board are reported to the Board of Directors, usually at the next Board meeting. The Board has standing Executive, Compensation, Audit and Nominating Committees.

     EXECUTIVE COMMITTEE. The Executive Committee is composed of Dr. Shapiro and Messrs. Wallace and Simons. When the Board of Directors is not in session, the Executive Committee possesses all of the powers of the Board, other than certain powers reserved by Delaware law to the Board. Although the Executive Committee has broad powers, in practice it meets only infrequently to take formal action in a specific matter when it would be impractical to call a meeting of the Board. The Executive Committee met four (4) times in 1999.

     AUDIT COMMITTEE. The Audit Committee is presently composed of Mr. Simons, as Chairman, Mr. Hailey and Mr. McEnany. During 1999 the Audit Committee was composed of Mr. Simons and Dr. Shapiro. The Audit Committee met seven (7) times during 1999. The principal duties of the Audit Committee are to recommend the appointment of independent auditors; meet with the Company's independent auditors to review the arrangements for, and scope of, the audit by the independent auditors and the fees related to such work; review the independence of the independent auditors; reviews financial reporting issues and practices; reviews with the independent auditors the adequacy of the system of internal accounting controls; review and monitor the Company's policies regarding conflicts of interest; discuss with management and the independent accountants the Company's annual financial statements; and reports to the Board of Directors about these matters.

     COMPENSATION AND STOCK OPTION COMMITTEE. The Compensation Committee presently consists of Dr. Shapiro, as Chairman, Charles J. Simons and Kendrick Meek. The Compensation Committee did not meet during 1999. The Compensation Committee reviews the Company's general compensation policies and procedures; establishes salaries and benefit programs for the Chief Executive Officer and other executive officers of the Company and its subsidiaries; reviews, approves and establishes performance targets and awards under incentive compensation plans for its executive officers; and reviews and approves employment agreements. The Compensation Committee also administers the Company's 1993 and 1996 Employee Stock Option Plans and has the authority to determine, among other things, to whom to grant options, the amount of options, the terms of options and the exercise prices thereof.

     NOMINATING COMMITTEE. The Nominating Committee consists of Messrs. Wallace and Hailey and Dr. Shapiro. It recommends to the Board director nominees for election by stockholders. It also reviews the qualification of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Committee considers suggestions from stockholders and other sources regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Corporation. The Nominating Committee did not meet in 1999.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. None of the members of the Board's Compensation Committee is, or has been, an officer or employee of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     The Company's officers and directors are required to file Forms 3, 4 and 5 with the Securities and Exchange Commission in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. Based solely on a review of such reports furnished to the Company as required by Rule 16(a)-3, no director or executive officer failed to timely file such reports in 1999:

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THE NOMINEES.

     The two nominees for Class II directors and the three nominees for Class III directors receiving the greatest number of affirmative votes of the shares of Common Stock and Common Stock Equivalents represented at the Annual Meeting will be elected as directors. Stockholders are not entitled to cumulate their votes for the election of Class II or III directors. Proxies received by the Board of Directors will be so voted in favor of all nominees above, unless stockholders specify a contrary choice in their proxies.

                                  COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation earned by, and paid to, the Company's Chief Executive Officer ("CEO") and for each other executive officer who received compensation in excess of $100,000 during the three (3) year period ended December 31, 1999 (the "Named Executive Officers").

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                          ANNUAL                         ------------
                                                      COMPENSATION(1)                     SECURITIES
                                                    -------------------   OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR    SALARY     BONUS     COMPENSATION     OPTIONS
---------------------------                  ----   --------   --------   ------------   ------------
Milton J. Wallace..........................  1999   $ 92,610   $     --     $17,820        100,000
  Chairman of the Board                      1998     88,220         --      17,908        400,000(2)
                                             1997     84,000     46,400          --        100,000
Carlos Campos(3)...........................  1999   $175,750   $ 25,000     $ 9,600        100,000
  President/CEO
George Mas(4)..............................  1999   $110,600   $ 25,000     $ 6,000         25,000
  Vice President/CFO
Ross Johnston(5)...........................  1999   $ 80,000   $ 20,000     $ 6,000          5,000
  Vice President/Legal Affairs
Daniel A. Stauber(6).......................  1999   $ 96,223   $     --     $    --        $    --
  President/Chief Executive Officer          1998    192,500    123,000       9,000        400,000
                                             1997    183,000     72,890      18,000        100,000

---------------

(1) The Company provides its executive officers with certain non-cash group life and health benefits, generally available to all salaried employees and are not included in this table pursuant to applicable Securities and Exchange Commission rules. No executive officers listed above received aggregate personal benefits or perquisites that exceeded the lesser of $50,000 or 10% of such individual's total annual salary and bonus in any year above.
(2) Of such options, 300,000 were cancelled of record by mutual agreement between Mr. Wallace and the Company.
(3) Mr. Campos was employed by the Company in January 1999, became acting CEO in March 1999 and permanent CEO in June 1999
(4) Mr. Mas was employed by the Company commencing January 1999
(5) Mr. Johnston was employed by the Company commencing January 1999
(6) Mr. Stauber resigned as President/Chief Executive Officer and as a Director as of June 10, 1999 and all options were cancelled in connection with such resignation.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options to the CEO and each other Named Executive Officer named on the Summary Compensation Table above, for the year ended December 31, 1999:

                                                            INDIVIDUAL GRANTS
                                 -----------------------------------------------------------------------
                                                            % OF TOTAL
                                 NUMBER OF SECURITIES   OPTIONS GRANTED TO   EXERCISE PRICE
                                  UNDERLYING OPTIONS       EMPLOYEES IN           PER         EXPIRATION
NAME                                  GRANTED(1)          FISCAL YEAR(3)      SHARE(2)(3)        DATE
----                             --------------------   ------------------   --------------   ----------
Milton J. Wallace..............             --                  --                  --              --
Daniel A. Stauber..............             --                  --                  --              --
Carlos Campos..................        100,000                  74%               3.25          1/8/04
George Mas.....................         25,000                  19%               3.56          1/4/04
Ross Johnston..................          5,000                   4%               3.25         1/26/04

---------------

(1) All the above options were granted pursuant to the Company's 1996 Employee Stock Option Plan (the "1996 Plan"). Subject to the terms and conditions of the 1996 Plan, the Compensation and Stock Option Committee has the authority and discretion, among other things as to whom to grant options, the number of options, the terms of options, including vesting requirements and the exercise prices of options may modify, extend or renew outstanding options granted under the Employee Plan. Each option entitles the holder to purchase one share of common stock.
(2) The option exercise price may be paid, subject to the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, by delivery of shares already owned by such optionee.
(3) Total options granted in 1999 was for 135,000 shares of Common Stock.
(4) Such options were cancelled in connection with the termination of Mr. Stauber's employment in June 1999.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain aggregated option information for the CEO and each named Executive Officer named in the Summary Compensation Table for the year ended December 31, 1999:

                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING              IN-THE-MONEY OPTIONS AT
                                             UNEXERCISED OPTIONS(2)         DECEMBER 31, 1999(2)
                                           ---------------------------   ---------------------------
NAME(1)                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------                                    -----------   -------------   -----------   -------------
Milton J. Wallace........................    375,000         --             --             --
Daniel A. Stauber(3).....................         --         --             --             --
Carlos Campos............................    100,000         --             --             --
George Mas...............................     25,000         --             --             --
Ross Johnston............................      5,000         --             --             --

---------------

(1) No options were exercised by the above named executive officers during the fiscal year ended December 31, 1999.
(2) The value of unexercised options represents the positive difference between the exercise price of the options and the market price of the common stock at December 31, 1999. The market price is based on the closing sale price as reported on the OTC Bulletin Board on that date, which was $0.53.
(3) Mr. Stauber's employment, and all options previously issued to Mr. Stauber, were terminated as of June 10, 1999.

EMPLOYMENT AGREEMENTS

     Milton J. Wallace serves as Chairman of the Board pursuant to an employment agreement expiring December 31, 2001. Mr. Wallace currently receives a base salary of $92,610. Base Salary is increased in each year by the greater of (a) five percent (5%) or (b) the cost of living index for the prior year. Mr. Wallace also receives a car allowance and certain other non-cash benefits, such as health, life and disability insurance. Mr. Wallace is eligible to participate in such incentive bonus plans adopted from time to time by the Company's Board of Directors. The Agreement provides that in the event of a change of control of the Company, Mr. Wallace is entitled to terminate his employment agreement and receive as compensation three (3) times the sum of (a) his base salary and (b) any bonus received in the twelve (12) months prior to such change of control. The employment agreement contains a two year non-competition agreement.

     Carlos Campos serves as the Company's President/Chief Executive Officer pursuant to a five year employment agreement expiring December 31, 2003. Mr. Campos currently receives a base salary of $195,000. Base Salary is increased in each year by greater of (i) $10,000, or (ii) the percentage increase, if any, of the consumer price index. Mr. Campos receives a car allowance and certain other non-cash benefits such as health, life and disability benefits. Mr. Campos is eligible to participate in such incentive bonus plans adopted from time to time by the Company's Board of Directors. The Employment Agreement contains an eighteen (18) month non-competition agreement.

     George Mas serves as the Company's Vice President/Chief Financial Officer pursuant to a one year employment agreement which automatically renews on January 1 of each year if notice of termination is not given by either party at least thirty (30) days prior to January 1 of each year. Mr. Mas currently receives a Base Salary of $120,750. Base Salary is increased by the greater of
(a) 5%; or (b) the cost of living index for the prior year. Mr. Mas receives a car allowance and certain other non-cash benefits such as health, life and disability benefits. Mr. Mas is eligible to participate in such incentive bonus plans adopted from time to time by the Company's Board of Directors. The Employment Agreement contains a one (1) year non-competition agreement.

     Ross Johnston serves as the Company's Vice President for Legal Affairs pursuant to a one year employment agreement which automatically renews on January 1 of each year if notice of termination is not given by either party at least thirty (30) days prior to January 1 of each year. Mr. Johnston currently receives a Base Salary of $85,000. Base Salary is increased by the greater of
(a) 5%; or (b) the cost of living index for the prior year. Mr. Johnston receives a car allowance and certain other non-cash benefits such as health, life and disability benefits. Mr. Johnston is eligible to participate in such incentive bonus plans adopted from time to time by the Company's Board of Directors. The Employment Agreement contains a one (1) year non-competition agreement.

STOCK OPTION PLANS

     Employee Plans. The Company has a 1993 Employee Stock Option Plan ("1993 Plan") and a 1996 Employee Stock Option Plan ("1996 Plan") which provide for the grant of options to purchase up to 750,000 and 1,400,000 shares of Common Stock to officers and other employees, respectively. The 1993 and 1996 Plans are designed as an incentive program to cause employees to increase their interest in the Company's performance and to aid in attracting and retaining qualified personnel. The 1993 and 1996 Plans are administered by the Compensation and Stock Option Committee. During fiscal 1999, options to purchase an aggregate of 135,000 shares of Common Stock were granted at exercise prices ranging from $3.25 to $3.56 under the 1993 and 1996 Plans. As of December 31, 1999, options to purchase an aggregate 521,650 shares of Common Stock were outstanding under the 1993 and 1996 Plans at exercise prices ranging from $2.13 to $5.88. During the year ended December 31, 1999, options to purchase an aggregate of 1,298,000 shares of common stock expired or were cancelled. Options granted under each Plan have a term of five (5) years from the date of their respective grants. Options are not exercisable under any circumstances for six (6) months after grant. Generally, options are subject to three (3) year vesting schedules from the date of grants. Options to purchase an aggregate of 130,000 granted to certain executive officers in 1999 vested 59,500 shares as of the respective dates of grant with the balance vested on the respective one year anniversaries of such grants.

     All options granted under the 1993 and 1996 Plans become fully vested and immediately exercisable upon the occurrence of a "Change of Control." The Employee Plans defines Change of Control to mean the occurrence of any of the following: (i) the acquisition (other than from the Company directly) by any

"person" group or entity within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of beneficial ownership of twenty-five (25%) percent or more of the outstanding common stock of the Company; (ii) if the individuals who served on the Board as of June 1993, no longer constitute a majority of the members of the Board of Directors; provided, however, any person who becomes a director subsequent to June 1993, who was elected to fill a vacancy by a majority of the directors then serving on the Board of directors shall be considered a member prior to June 1993; (iii) the stockholders of the Company approve a merger reorganization or consolidation of the Company whereby the stockholders of the Company immediately prior to such approval do not, immediately after consummation of such reorganization, merger or consolidation, own more than 50% of the voting stock of the surviving entity; or (iv) a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

     Directors Plan. The Company's Directors Stock Option Plan (the "Directors' Plan") presently provides for the grant of options of up to 500,000 shares of Common Stock. All non-employee directors are eligible to receive grants of option ("Eligible Directors"). Each Eligible Director receives automatic, non-discretionary annual grants of options based upon specific criteria set forth in the Directors' Plan.

     Each year, each Eligible Director receives options to purchase 3,000 shares of common stock for service on the Board, options to purchase 3,000 shares for service on each permanent committee (other than the Executive Committee) and options to purchase 3,000 shares for services as a Committee Chairman (other than the Executive Committee). Eligible Directors who serve on the Executive Committee receive options to purchase 6,000 shares, with additional options to purchase 6,000 shares for the Chairman of the Executive Committee.

     The exercise price of each option granted under the Directors' Plan is equal to the fair market value of the Common Stock on the date of grant. All options granted are for a period of five (5) years and are exercisable commencing six (6) months after the grant date. During 1999, options to purchase 60,000 shares of Common Stock were granted to Eligible Directors at an exercise price $1.9038 per share. As of December 31, 1999, options to purchase 441,500 shares of Common Stock were outstanding under the Directors' Plan, at exercise prices ranging from $1.90 to $6.06.

                                STOCK OWNERSHIP

     The following table sets forth information as of March 15, 2000 with respect to the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (iii) each Named Executive Officer; (ii) all directors and executive officers as a group, and (iii) each person known by the Company to be the beneficial owner of more than five percent (5%) of Common Stock of the Company.

                                                        SHARES OF COMMON STOCK        PERCENTAGE
NAME OF BENEFICIAL OWNER(1)                               BENEFICIALLY OWNED     BENEFICIALLY OWNED(2)
---------------------------                             ----------------------   ---------------------
William F. Bonham.....................................          300,000(3)                4.39%
  5090 Down Point Lane
  Windermere, FL 34786
Carlos Campos.........................................          685,405(4)                9.24
William W. Dolan......................................           58,875(5)
Douglas Hailey........................................          200,345(6)                2.89
Ross Johnston.........................................          122,181(7)                1.78
George Mas............................................          142,081(8)                2.07
Patrick J. McEnany....................................          351,243(9)                4.96
Kendrick Meek.........................................           18,250(10)
Arthur G. Shapiro, M.D................................        1,268,771(11)              16.07
Charles J. Simons.....................................          275,162(12)               3.93
Daniel A. Stauber.....................................          149,420(13)               2.22
Milton J. Wallace.....................................        1,940,097(14)              22.78
Lancer Offshore, Inc..................................          566,666                   8.42
  Kaya Flamboyan 9
  Wilmstad, Curacao
  Netherland Antilles
Peter Salas...........................................        1,626,691(15)              21.16
  129 East 17th Street
  New York, NY 10003
Dolphin Offshore Partners, L.P........................        1,626,691(15)              21.16
  129 East 17th Street
  New York, NY 10003
Craig Sanford.........................................        1,068,324(16)              14.63
  1307 S. Pennsylvania Ave.
  Morrisville, PA 19067
Mark E. Brady.........................................          885,214(17)              13.15
  c/o Eubel, Brady &
  Suttman Management, Inc.
  7777 Washington Drive
  Dayton, OH 45459
Ronald L. Eubel.......................................          885,214(17)              13.15
  c/o Eubel, Brady & Suttman
  Management, Inc.
  7777 Washington Drive
  Dayton, OH 45459

                                                        SHARES OF COMMON STOCK        PERCENTAGE
NAME OF BENEFICIAL OWNER(1)                               BENEFICIALLY OWNED     BENEFICIALLY OWNED(2)
---------------------------                             ----------------------   ---------------------
William Hazel.........................................          762,630(17)              11.33
  c/o Eubel, Brady & Suttman
  Management, Inc.
  7777 Washington Drive
  Dayton, OH 45459
Bernie Holtgreive.....................................          762,630(17)              11.33
  c/o Eubel, Brady & Suttman
  Management, Inc.
  7777 Washington Drive
  Dayton, OH 45459
Robert J. Suttman, II.................................          885,214(17)              13.15
  c/o Eubel, Brady & Suttman
  Management, Inc.
  7777 Washington Drive
  Dayton, OH 45459
Eubel, Brady & Suttman................................          762,630(17)              11.33
  Management, Inc.
  7777 Washington Drive
  Dayton, OH 45459
All officers and directors as a group (11 persons)....        4,625,736(18)              42.54

---------------

  *  Less than one percent.
 (1) Except as set forth herein, all Common Stock is directly owned and the sole investment and voting power are held by the person named. Unless otherwise stated the address of each individual named above is c/o the Company, 6175 N.W. 153rd Street, Suite 324, Miami Lakes, Florida 33014.
 (2) Based upon 6,731,956 shares of Common Stock outstanding and such shares of Common Stock such individual has the right to acquire within 60 days.
 (3) Includes 100,000 shares of Common Stock issuable upon exercise of options;
 (4) Includes (i) 100,000 shares of Common Stock issuable upon exercise of options; (ii) 460,405 shares of Common Stock issuable upon conversion of convertible notes; and (iii) 125,000 shares of Common Stock issuable upon exercise of warrants.
 (5) Includes 40,000 shares of Common Stock issuable upon exercise of options.
 (6) Includes (i) 36,000 shares of Common Stock issuable upon exercise of options; (ii) 27,624 shares of Common Stock issuable upon conversion of convertible notes; and (iii) 136,721 shares of Common Stock issuable upon exercise of warrants.
 (7) Includes (i) 5,000 shares of Common Stock issuable upon exercise of options; (ii) 92,081 shares of Common Stock issuable upon conversion of convertible notes; and (iii) 25,000 shares of Common Stock issuable upon exercise of warrants.
 (8) Includes (i) 25,000 shares of Common Stock issuable upon exercise of options; (ii) 92,081 shares of Common Stock issuable upon conversion of convertible notes; and (iii) 25,000 shares of Common Stock issuable upon exercise of warrants.
 (9) Includes (i) 276,243 shares of Common Stock issuable upon conversion of convertible notes; and (ii) 75,000 shares of Common Stock issuable upon exercise of warrants.
(10) Includes 18,250 shares of Common Stock issuable upon exercise of options.
(11) Except as set forth herein, all shares of Common Stock are owned jointly by Dr. Shapiro and his wife. Includes (i) 193,000 shares of Common Stock issuable upon exercise of options; (ii) 184,162 shares of Common Stock issuable upon conversion of convertible notes; (iii) 50,000 shares of Common Stock issuable upon exercise of warrants and (iv) 13,375 shares of Common Stock and 736,648 shares of Common Stock issuable upon conversion of convertible notes owned by a corporation of which Dr. Shapiro is a director and shareholder.

(12) Includes (i) 36,000 shares of Common Stock issuable upon exercise of options; (ii) 184,162 shares of Common Stock issuable upon conversion of convertible notes; and (iii) 50,000 shares of Common Stock issuable upon exercise of warrants.
(13) Includes 5,834 shares owned by his wife.
(14) Except as set forth herein, all shares of Common Stock are owned jointly by Mr. Wallace and his wife. Includes (i) 375,000 shares of Common Stock issuable upon exercise of options; (ii) 6,376 shares of Common Stock issuable upon conversion of Series A Preferred Stock; (iii) 8,664 shares owned by his Individual Retirement Account; (iv) 2,500 shares of Common Stock owned by his spouse as custodian for his child; (v) 1,000 shares owned by his spouse's Individual Retirement Account; (vi) 368,324 shares of Common Stock issuable upon conversion of convertible notes; (vii) 300,000 shares of Common Stock issuable upon exercise of warrants and (viii) 13,375 shares of Common Stock and 736,648 shares of Common Stock issuable upon conversion of convertible notes owned by a corporation of which Mr. Wallace is president, director and a controlling shareholder.
(15) The shares indicated above are owned by Dolphin Offshore Partners, LP. Peter Salas is the General Partner of Dolphin. Includes (i) 736,648 shares of Common Stock issuable upon conversion of convertible notes; and (ii) 220,063 shares of Common Stock issuable upon exercise of warrants.
(16) Includes (i) 368,324 shares of Common Stock issuable upon conversion of convertible notes; and (ii) 200,000 shares of Common Stock issuable upon the exercise of warrants.
(17) Messrs. Brady, Eubel, Hazel, Holtgreive and Suttman are investment advisors and have discretionary control over the shares listed above, although the shares are owned by other individuals and entities. Includes shares of common Stock issuable upon conversion of Series A Preferred Stock and exercise of warrants.
(18) Includes (i) 713,750 shares of Common Stock issuable upon exercise of options; (ii) 928,250 shares of Common Stock issuable upon conversion of convertible notes; (iii) 6,376 shares of Common Stock issuable upon conversion of Series A Preferred Stock and (iv) 786,721 shares of Common Stock issuable upon the exercise of warrants.

                              CERTAIN TRANSACTIONS

     Milton J. Wallace, the Company's Chairman of the Board, is a shareholder of the law firm of Wallace, Bauman, Legon, Fodiman & Shannon, P.A. Such law firm acts as general counsel to the Company and received legal fees of $114,990 and $214,225 in 1999 and 1998 respectively.

     On January 7, 1999, the Company terminated W. Fred Bonham's employment for "cause". On April 9, 1999, Mr. Bonham filed a complaint against the Company. Mr. Bonham alleges in his complaint that the Company violated his employment agreement by failing to pay Mr. Bonham certain compensation after his discharge from the Company. In his complaint, Bonham seeks compensatory damages, pre-judgement interest, costs and reasonable attorney's fees. Specifically, Bonham seeks his base salary ($175,000) due for the remaining term of his employment agreement (through May 2001), as well as various stock options which were canceled upon his termination.

     Milton J. Wallace, Chairman of the Board, loaned the Company an aggregate of $110,000 in April 1999 and $149,000 in December 1999, pursuant to a demand note. Interest accrues on the note at the rate of 10% per annum. Carlos Campos, President and Chief Executive Officer, loaned the Company $50,000 in July 1999. The Notes were subsequently repaid in February 2000.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of BDO Seidman, LLP served as the Company's independent auditors for the years ended December 31, 1998 and 1999. The Board of Directors has not yet selected auditors for the present fiscal year. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they desire, and to respond to appropriate questions.

                                 OTHER MATTERS

     Management is not aware of any other matters which may come before the Annual Meeting and which require the vote of stockholders in addition to those matters indicated in the notice of meeting and this Proxy Statement. The Company's By-Laws contain provisions relating to notices of stockholder meetings which prohibit a stockholder from nominating a person for the Board of Directors or proposing certain acts relating to the Company's business without advance written notice to the Company. Such written notice must be given at least sixty
(60) days, but not more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and must contain specific information about the nominee and the stockholder who makes such nomination or proposal. No nomination proposal was received by the Company for the Annual Meeting. If any other matter calling for stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies in the enclosed proxy will vote in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2001 annual meeting must be received by the Company by no earlier than March 10, 2001 and not later than April 10, 2001 for inclusion on the Company's proxy statement related to that meeting. Such notice must include (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the number of shares of common stock of the Company which are owned beneficially of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring valid business before the meeting.

                                 ANNUAL REPORT

     A copy of the Company's 1999 Annual Report, including audited financial statements as of December 31, 1998 and 1999 and for each of the two (2) years then ended are being mailed to all stockholders. Copies of the Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission may be obtained by writing to George Mas, Vice President/Chief Financial Officer, 6175 N. W. 153rd Street, Suite 324, Miami Lakes, Florida 33014.

                             COSTS OF SOLICITATION

     All expenses in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telefax, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. The Company further reserves the right to retain the services of a proxy solicitation form to solicit proxies and will pay all reasonable costs associated therewith.

                                MED/WASTE, INC.

                                     PROXY
        THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 10, 2000

    The undersigned hereby appoints Charles J. Simons and Arthur G. Shapiro, or either of them, as proxies, with full individual power of substitution to represent the undersigned and to vote all shares of Common Stock and Common Stock Equivalents of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hotel Intercontinental, 100 Chopin Plaza, Miami, Florida 33131 on July 10, 2000 at 1:00 P.M., and any and all adjournments thereof, in the manner specified below:

1.  ELECTION OF CLASS II DIRECTORS

    Nominees:

       Kendrick Meek
       Patrick J. McEnany

   [ ]  For all nominees listed above
   [ ]  Withhold authority to vote for the following:

   ---------------------------------------------------------

   [ ]  Withhold authority to vote for all nominees

2.  ELECTION OF CLASS III DIRECTORS

    Nominees:

       Carlos Campos
       Arthur G. Shapiro, M.D.,
       Milton J. Wallace

   [ ]  For all nominees listed above
   [ ]  Withhold authority to vote for the following:

   ----------------------------------------------------

   [ ]  Withhold authority to vote for all nominees

                           (continued on other side)

                          (continued from other side)

    THIS PROXY, WHEN PROPERLY EXECUTED, SHALL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH DIRECTOR. Should any other matter requiring a vote of the stockholders arise, the persons named in the Proxy or their substitutes shall vote in accordance with their best judgment in the interest of the Company. The Board of Directors are not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

                                                  Dated:                  , 2000
                                                     ----------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  Please sign the Proxy exactly
                                                  as name appears. When shares
                                                  are held by joint tenants,
                                                  both should sign. Executors,
                                                  administrators, trustees or
                                                  otherwise signing in a
                                                  representative capacity should
                                                  indicate the capacity in which
                                                  signed.

 PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.